Kirkpatrick & Lockhart LLP
                        1800 Massachusetts Avenue, NW
                                 Second Floor
                          Washington, DC 20036-1800
                                 202.778.9000
                                  www.kl.com




                               October 21, 2003




The Dreyfus/Laurel Tax-Free Municipal Funds
200 Park Avenue - 55th Floor
New York, New York 10166

Ladies and Gentlemen:

      In connection with the filing of Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (File Nos. 33-43845 and 811-3700) of The Dreyfus/Laurel Tax-Free Municipal Funds, which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statements of Additional Information of Dreyfus BASIC California Municipal Money Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund and Dreyfus BASIC New York Municipal Money Market Fund, incorporated by reference into those Funds' Prospectuses.


                                          Very truly yours,

                                          /s/Kirkpatrick & Lockhart LLP